Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is effective on March 27, 2025 between Creative Global Technology Holdings Limited (the “Employer”) and Jia Yun Hong (the “Employee”).

BACKGROUND

WHEREAS, Employer wishes to retain Employee for certain work-related services,

WHEREAS, Employee wishes to render such services to Employer.

NOW, therefore, in consideration of the promises and covenants contained herein, as well as other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties do hereby agree as follows:

1.	TYPE OF EMPLOYMENT

The Employee will be employed on the following basis position: Full-Time Salary of $ 20,000 per month will be paid every month before 7th day of the following month.

2.	POSITION

Employer will employ Employee in the following position: Chief Operating Officer (“Position”). The Employer may change these duties and responsibilities during the course of the Employee’s employment.

3.	LOCATION & SCHEDULE

The EMPLOYEE will execute his / her duties at the following offices:

Employee is expected to work at Unit 03, 22/F, Westin Centre, 26 Hung To Road, Kwun Tong, Kowloon, provided that the EMPLOYER may require the EMPLOYEE to execute his / her duties at such a place as may be indicated by the EMPLOYER.

Your work hours schedule shall be according to the Company’s requirements. Your official working hours shall be as follows, unless amended otherwise:

Full time: Monday to Friday, 10:00 am to 6:00 pm

4.	EMPLOYMENT

The terms and conditions of the relationship between Employer and Employee shall be determined by any applicable policies and procedure manuals, employee manuals, or other written governing documents belonging to and utilized by Employer and Employer’s company, as well as by this Agreement. In case of any dispute or conflict between this Agreement and other written policies and/or procedures owned and utilized by Employer or Employer’s company, this Agreement shall govern.

5.	TERMINATION

Both Employer and Employee may terminate this Agreement by written notice. Oral notice shall not suffice. The length of termination notice required are:

Employment Condition		Length of notice
During Probation Period	Within the first month of probation	Not required
	After the first month of probation	Not less than 7 days
For a continuous contract with no/ after probation period		Not less than 1 month

6.	HOLIDAYS & ANNUAL LEAVES

Employee is entitled to public holidays and paid annual leave 15 days per year, plus 1 day yearly.

7.	BENEFITS

The Employee is entitled to the following benefits and the maternity leave and maternity leave pay according to the provisions of the Employment Ordinance.

☐ Double Pay ☐ Bonus ☐ Medical Claim ☐ Dental Claim

8.	SICKNESS ALLOWANCE

The Employee is entitled to one day of paid sick leave for each completed month.

9.	RETURN OF EMPLOYER PROPERTY

Upon the expiry or termination of this Agreement, the Employee will return to the Employer any property, documentation, records, or Confidential Information which is the property of the Employer.

10.	INTELLECTUAL PROPERTY

Employee hereby covenants and agrees not to release or otherwise disclose any Trade Secret Information, as hereinafter defined, that Employee may have received in the course of the employment. Trade Secret Information includes, but is not limited to, any formula, process, method, pattern, design, or other information that is not known or reasonably ascertainable by the public, consumers, or competitors through which, and because of such secrecy, an economic or commercial advantage can be achieved.

11.	MODIFICATION OF AGREEMENT

No modification of this Agreement shall be valid unless in writing and executed by both Parties.

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IN WITNESS OF THIS AGREEMENT the parties have executed this Agreement in duplicate on the date set out at the head of the Agreement.

Signature of Employee:		Creative Global Technology Holdings Limited:

/s/ Jia Yun Hong		/s/ Hei Tung (“Angel”) Siu
Name:	Jia Yun Hong	Name:	Hei Tung (“Angel”) Siu
		Title:	Director
Date:	March 27, 2025	Date:	March 27, 2025

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